As filed with the Securities and Exchange Commission on September 29, 2003
                                                              File No. 333-40384
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                   ON FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             HERITAGE COMMERCE CORP
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


               CALIFORNIA                                    77-0469558
_____________________________________________           ______________________
(State or other jurisdiction of incorporation           (I.R.S. Employer
or organization)                                        Identification Number)


                    150 ALMADEN BOULEVARD, SAN JOSE, CA 95113
                    _________________________________________
                    (Address of principal executive offices)


                    BANK OF LOS ALTOS 1995 STOCK OPTION PLAN
                    ________________________________________
                              (Full title of plan)


                              LAWRENCE D. MCGOVERN
                             HERITAGE COMMERCE CORP
                              150 ALMADEN BOULEVARD
                               SAN JOSE, CA 95113
                                 (408) 947-6900
            _________________________________________________________
            (Name, address and telephone number of agent for service)



                         CALCULATION OF REGISTRATION FEE

_________________________________________________________________________________________________________

Title of securities          Amount to be Proposed maximum          Proposed maximum         Amount of
to be registered             registered   offering price per        Aggregate offering       registration
                                          share                     price                    fee
_________________________________________________________________________________________________________
Common Stock, no par value     375,600               (1)                       (1)                (1)
_________________________________________________________________________________________________________

(1) Not applicable. All filing fees payable in connection with the registration of the issuance of these securities were paid in connection with the filing of the registrant's Registration Statement on Form S-4 (333-40384) on June 29, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Heritage Commerce Corp. hereby amends its Registration Statement on Form S-4 (No. 333-40384) (the "Form S-4") by filing this Post-Effective Amendment No. 1 on Form S-8 with respect to up to 375,600 of the registrant's common shares, without par value, issuable in connection with options under the Bank of Los Altos 1995 Stock Option Plan.

         On October 1, 2000, the registrant completed a merger with Western Holdings Bancorp, a California corporation, and Western Holding Bancorp's subsidiary bank, Bank of Los Altos, a California state-chartered commercial bank. Pursuant to the terms of the Agreement of Merger, each option for Western Holdings Bancorp common stock outstanding at the effective time of the merger was exchanged for an option exercisable for the number of shares of registrant's common stock equal to the number of Western Holdings Bancorp common shares underlying the original option times the merger exchange ratio of 1.2264. These common shares were registered under the Form S-4. This Post-Effective Amendment is being filed to conform the disclosure in the Registration Statement to reflect the continuing offering of the registrant's shares underlying the converted options.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company hereby incorporates by reference in this Registration Statement the following documents:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2002;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2003;

         (c)     The Company's Current Report on Form 8-K dated January 22,
                 2003;

         (d) The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on March 5, 1998; and

         (e) The description of rights covering the Company's Series A Junior Participating Preferred Stock contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on November 15, 2001.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 317 of the California General Corporation Law permits indemnification of directors, officers and employees of corporations under certain conditions and subject to certain limitations. Article V of the Articles of Incorporation of the Company contains provisions limiting the monetary liability of directors for breaches of the duty of care. Article VII of the Articles of Incorporation of the Company contains provisions that authorize the registrant to indemnify its directors, officers and employees to the fullest extent permitted, and in excess of that authorized, under Section 317. Section 12 of the Company's By-laws provide for the indemnification of directors and officers to the fullest extent permitted by law.

         The Company also maintains insurance policies which insure its officers and directors against certain liabilities.

         The foregoing summaries are necessarily subject to the complete text of the statute, the Articles and the By-Laws referred to above and are qualified in their entirety by reference thereto.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits to this Registration Statement are listed in the Exhibit Index to this filing, which is incorporated by reference.

ITEM 9.  UNDERTAKINGS.

         (a)      Rule 415 Offering.

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) Filings incorporating subsequent Exchange Act documents by reference.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (h) Request for acceleration of effective date or filing of Registration Statement on Form S-8.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on September 23, 2003.

                                      HERITAGE COMMERCE CORP
                                      (Registrant)


                                      By: /s/ LAWRENCE D. MCGOVERN
                                          ______________________________________
                                          Lawrence D. McGovern
                                          Executive Vice President and
                                          Chief Financial Officer
                                          (Principal Financial Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.


         Signature                         Title                      Date
____________________________    ___________________________  __________________


/s/ FRANK BISCEGLIA             Director                     September 23, 2003
____________________________
    Frank Bisceglia


/s/ JAMES BLAIR                 Director                     September 23, 2003
____________________________
    James Blair


/s/ RICHARD CONNIFF             Director, President and      September 23, 2003
____________________________    Chief Operating Officer
    Richard Conniff


/s/ WILLIAM DEL BIAGGIO, JR.    Director                     September 23, 2003
____________________________
    William Del Biaggio, Jr.


/s/ ANNEKE DURY                 Director                     September 23, 2003
____________________________
    Anneke Dury


/s/ LON NORMANDIN               Director                     September 23, 2003
____________________________
    Lon Normandin


/s/ LAWRENCE D. MCGOVERN        Executive Vice President     September 23, 2003
____________________________    and Chief Financial Officer
    Lawrence D. McGovern        (Principal Financial and
                                Accounting Officer)

/s/ JACK L. PECKHAM             Director                     September 23, 2003
____________________________
    Jack L. Peckham


/s/ HUMPHREY POLANEN            Director                     September 23, 2003
____________________________
    Humphrey Polanen


/s/ KIRK ROSSMANN               Director                     September 23, 2003
____________________________
    Kirk Rossmann


/s/ LAWRENCE D. MCGOVERN        Individually and as          September 23, 2003
____________________________    Attorney-in-Fact
    Lawrence D. McGovern

                                  EXHIBIT LIST



   Exhibit                             Description
   _______                             ___________

     4.1       Bank of Los Altos 1995 Stock Option Plan
     4.2 Agreement and Plan of Merger among Heritage Commerce Corp, Western Holdings Bancorp and Bank of Los Altos dated as of May 9, 2000 (incorporated by reference to Part I, Appendix A of Registration Statement on Form S-4 of the registrant (File No. 333-40384))
      5 Opinion of Counsel as to the legality of securities being registered (incorporated by reference to Exhibit 5 to Registration Statementon Form S-4 of the registrant (File No. 333-40384)
    24.1       Consent of Counsel (included in Exhibit 5)
    24.2       Consent of Independent Auditors (incorporated  by reference to
               Exhibit 23.1 to the registrant's Annual Report on Form 10-K for the year ended December 31, 2002)
     25 Power of Attorney (included in signature page of Registration Statement on Form S-4, 333-40384)